Press Release For Immediate Release	Source: Stellar Pharmaceuticals Inc. & Tribute Pharmaceuticals

STELLAR TO ACQUIRE TRIBUTE PHARMACEUTICALS TO CREATE PREMIER NORTH AMERICAN
SPECIALTY PHARMACEUTICAL COMPANY

LONDON, Ontario and MILTON, Ontario, December 1, 2011 – Stellar Pharmaceuticals Inc. (OTCQB:SLXCF; OTCBB:SLXCF; PINK SHEETS: SLXCF) (“Stellar”) and privately held Tribute Pharmaceuticals announced today that Stellar has acquired 100% of the outstanding shares of Tribute Pharmaceuticals Canada Ltd. and Tribute Pharma Canada Inc. (together herein referred to as “Tribute”), creating a premier North American specialty pharmaceutical company.

Combined revenues (unaudited) of Stellar and Tribute for the twelve month period ending October 31, 2011 were approximately $12 million.  Stellar’s product sales (unaudited) for this same period were approximately $3.1 million, an increase of approximately 15.2% over the previous twelve month period, and Tribute’s product sales (unaudited) were approximately $8.5 million, an increase of approximately 7.3% over the previous twelve month period.  International headquarters for the combined company will be located in Milton, Ontario and shares of Stellar will continue to trade under the Stellar name.  Stellar’s current London, Ontario headquarters will remain open as a branch office and in-house production facility. The acquisition will initially result in an expanded sales force and commercial team in Canada.

Leading both Stellar and Tribute as a director, President and Chief Executive Officer is Rob Harris, who is the current President & Chief Executive Officer of Tribute.  Mr. Harris has 30 years of pharmaceutical industry experience in both Canada and the United States in sales, marketing, business development and general management.  Prior to co-founding Tribute Pharmaceuticals, he was the President & CEO of Legacy Pharmaceuticals Inc.  Mr. Harris also has previous experience at Biovail Corporation (now Valeant Pharmaceuticals International, Inc.) where, as VP of Business Development, he led and successfully concluded numerous business development transactions, including the licensing of new chemical entities, the acquisition of mature products, the completion of co-promotion deals, distribution agreements, product development and reformulation transactions.  Transactions of particular note where Mr. Harris played a key role include the acquisition of the exclusive U.S. promotional and distribution rights for Zovirax®, the Canadian acquisition of Wellbutrin® SR, the U.S. development agreement for Wellbutrin® XL with GlaxoSmithKline, the U.S. acquisitions of Vasotec® and Vaseretic® from Merck & Co. and the acquisitions of Ativan® and Isordil® in the U.S. from Wyeth.  Mr. Harris joined Biovail in 1997 as the General Manager of Biovail Pharmaceuticals Canada at a time when the company experienced rapid growth in the Canadian division.  Before Biovail, he worked in various senior commercial management positions during his twenty-year tenure at Wyeth (Ayerst) and has been involved in numerous product launches during his career.

Arnold Tenney, Stellar's interim President and Chief Executive Officer, has stepped down as interim President and Chief Executive Officer and is continuing his role as Chairman and as a corporate director for Stellar.  Mr. Tenney has extensive experience and a record of success as a public company director and officer.  He has served as a financial consultant to Devine Entertainment Corporation and was formerly the Chief Executive Officer of ARC International Corporation, a director and the Chairman of the Board of Cabletel Communications, a director and the Chairman of the Board of Ballantyne of Omaha and a director of Phillips Services Inc.

Scott Langille, who is the current Chief Financial Officer of Tribute, has been appointed CFO of Stellar.  Mr. Langille has over 20 years experience in the pharmaceutical industry in both Canada and the United States.  Prior to joining Tribute, he was CFO of Virexx Medical Corp, a Canadian public biotech company. Mr. Langille was responsible for strategic direction, business development initiatives, investor relations, corporate financing activities and financial operations.  His past financial experience also includes Director, Corporate Finance at Biovail Corporation, Director of Finance at Biovail Pharmaceuticals Canada and Vice President at Biovail Pharmaceuticals Inc. in the United States.  His other prior management positions were at AltiMed Pharmaceuticals and Zimmer Canada.  Mr. Langille has a professional accounting designation and MBA from the University of Toronto.

Janice Clarke has assumed the newly created position of VP of Finance and Administration for both Stellar and Tribute. Ms. Clarke has over 20 years of office administration and financial management experience with abilities to implement and manage various financial systems and administrative roles.  She joined Stellar in August 2000 and, since that time, has contributed greatly to its success.

Ann H. Hartshorn, who is the current VP of Sales and Marketing of Tribute, has been appointed VP of Marketing of Stellar.  Ms. Hartshorn has 28 years of experience in the pharmaceutical industry with progressive positions spanning sales and marketing, new product launches and life cycle management, throughout various therapeutic areas within family practice and specialized medicine. Prior to joining Tribute, she was a principal of a pharmaceutical consulting firm that assisted numerous international pharmaceutical companies, including Astra Zeneca, Servier Pharma and Pfizer, in their life cycle management activities.  Prior to her consulting activities, she was Director, Hospital and Specialty Business Unit for Crystaal Corporation, in which capacity she successfully launched several products in Canada. While at Crystaal, Ms. Hartshorn also served as Director of Marketing and Director of New Product Planning.  She also has previous marketing experience with Wyeth and Astra Zeneca.

Stellar’s Board of Directors will consist of Stellar’s existing board plus Mr. Harris.  Mr. Langille will be proposed for nomination to the Stellar board of directors at Stellar’s next Annual General Meeting.

“More than just a business acquisition, the combination of the entities is designed to generate a sum greater than its parts.  It is driven by strong and complementary business models and the combined companies will have the necessary efficiencies and resources to capture the full value of their growth potential.  Right out of the gate, our highly-trained domestic sales force will double and promotional efforts with our main promoted products will expand significantly,” said Mr. Harris.

The combined companies’ current products are:

●
Uracyst® (sodium chondroitin sulfate solution 2%), which is available in a 20mL vial. Uracyst is indicated for the replenishment of the GAG (glycosaminoglycan) layer in the bladder for patients suffering from interstitial cystitis/painful bladder syndrome.   Uracyst is sold directly by Stellar in Canada and through licensing partners in various countries throughout Europe and Asia.

●
NeoVisc® (1.0% sodium hyaluronate solution) is used for the treatment of osteoarthritic knee joints.  NeoVisc works as a viscosupplement by improving the natural viscosity and elasticity of synovial fluid, thereby increasing lubrication, improving joint mobility and reducing pain.  NeoVisc is sold directly by Stellar in Canada and through licensing partners in various countries throughout Europe, the Caribbean, the Middle East and Asia.

●
BladderChek® is a tumor marker test specifically designed for bladder cancer testing.  When used in conjunction with cystoscopy, it's proven to increase sensitivity levels up to 99%, and negative predictive values up to 99.5%.  BladderChek is under license with Alere North America and is sold exclusively in Canada by Stellar.

●
Bezalip® SR (bezafibrate) is a well established pan-peroxisome proliferator-activated receptor (pan-PPAR) activator. This fibrate drug, used to treat hyperlipidemia, has over 25 years of therapeutic use with a good safety profile.   Bezalip SR is under license with Actavis Group PTC ehf and is sold exclusively in Canada by Tribute.  Tribute also has the development and licensing rights to Bezalip SR in the United States.

●
Soriatane®, a type of medicine known as a retinoid, is indicated for the treatment of severe psoriasis.  Soriatane works by inhibiting the excessive cell growth and keratinisation (process by which skin cells become thickened due to the deposition of a protein within them) seen in psoriasis.  It, therefore, reduces the thickening of the skin, plaque formation and scaling.  Due to the risk of severe birth defects, Soriatane should not be used in patients of reproductive potential.  Soriatane is sold exclusively in Canada by Tribute under license from Actavis Group PTC ehf.

●
Cambia®, a formulation of diclofenac potassium and potassium bicarbonate powder for oral solution in a 50mg sachet, is a rapidly-acting acute treatment for migraine headaches with or without aura in patients over eighteen years of age.  Dynamic Buffering Technology (“DBT”) (i.e., the introduction of potassium bicarbonate to diclofenac potassium) is a patented technology that enhances the solubility and significantly improves the rate of drug absorption without increasing overall systemic exposure to diclofenac. The result is a new product with rapid and sustained relief of acute migraine pain. Tribute holds the exclusive Canadian licensing rights to Cambia from Nautilus Neurosciences.  Cambia has been filed with Health Canada and currently awaits approval.

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Daraprim® (pyrimethamine) is a medication used for protozoal infections. It is commonly used as an antimalarial drug (for both treatment and prevention of malaria), and is also used (combined with sulfadiazine) in the treatment of toxoplasma gondii infections in immunocompromised patients, such as HIV-positive individuals. Tribute sells Daraprim exclusively in Canada under license from CorePharma, LLC.

Mr. Harris continued, “We intend to invest extensively in existing and future products.  Our initial focus will be on accelerating Canadian sales growth for our current products while, at the same time, continuing to maximize U.S. and international licensing and partnership opportunities for Uracyst and NeoVisc.  From there, we plan to expand our business development efforts with a primary focus on complimentary products for the Canadian market, a number of which are already under consideration.”

“Stellar and Tribute combine the complementary strengths of each organization, enabling the value of each company’s assets to be more fully realized. Consolidation will create a platform for growth by providing the resources, access to additional capital and synergies needed for expanded franchises and other development opportunities,” said Mr. Tenney.  “In that regard, Rob, Scott and Ann bring considerable business development and operational expertise, and thereby add a tremendous amount of bench-strength, to the merged company’s management team.  Together, we will achieve our goal of providing quality products that improve patient outcomes. In so doing, I am confident that we will build a true industry leader.”

Under the terms of the definitive Share Purchase Agreement approved by unanimous votes at meetings of each company’s Board of Directors, Tribute’s shareholders will be paid 13,000,000 common shares of Stellar, $1,000,000 on closing and $500,000 on December 1, 2012.   In addition, upon attainment of certain milestones, they will also be entitled to an additional 2,000,000 common shares as future consideration.  It is expected that the acquisition will be effected on a tax-free basis to shareholders.

Bloom Burton & Co. acted as advisor to Stellar.

Forward-looking Statements

This press release contains certain forward-looking statements about Stellar, Tribute and the proposed merger as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plan” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results.  Forward-looking statements, by their nature, are subject to risks and uncertainties, Stellar’s and Tribute’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Stellar and Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results.  See Stellar’s reports filed with the Canadian Provincial Securities Commissions and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements.  Stellar and Tribute assume no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

For more information contact:

Stellar Pharmaceuticals Inc.
Attention: Arnold Tenney, Chairman
Tel: 416-587-3200

Tribute Pharmaceuticals
Attention: Scott Langille, C.F.O.
Tel: 905-876-3166

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